AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 19, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioCurex, Inc.
(Exact name of registrant as specified in its charter)

Texas	75-2742601
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7080 River Road, Richmond, British Columbia, Canada	V6X 1X5
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. /_/

If this form relates to the registration of securities pursuant to Section 12(g) Exchange Act is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates: 333-162345

Securities to be registered pursuant to Section 12(g) of the Act: Redeemable Common Stock Purchase Warrants
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-162245, filed with the Commission on October 2, 2009 2004, as amended on November 18, 2009, December 2, 2009, December 9, 2009, December 22, 2009, December 22, 2009, December 23, 2009, December 31, 2009 and January 6, 2010 (the "Registration Statement") and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

1. Article of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

2. Bylaws, as amended (exhibit 3.2 to the Registration Statement).

3. Specimen copy of the common stock certificate (Exhibit 4.1 to the Registration Statement)

4. Specimen copy of the Redeemable Common Stock Purchase Warrant certificate (Exhibit A to Exhibit 4.4 to the Registration Statement).

5. Form of Redeemable Warrant Agreement (Exhibit 4.4 to the Registration Statement).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 19, 2010

BioCurex, Inc.,

By:	/s/ Ricardo Moro-Vidal
Ricardo Moro-Vidal,
Chief Executive Officer